UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2008 (April 2, 2008)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, our Board of Directors elected Mr. John D. Hardy, Jr. as a director, effective immediately.  Mr. Hardy fills the seat that was held by Sheli Z. Rosenberg, who retired from the board on April 2, 2008.  Until recently, Mr. Hardy was a partner of the law firm of O’Melveny & Myers LLP for more than 25 years.

Mr. Hardy will stand for re-election by shareholders at our 2008 Annual Meeting.  Mr. Hardy has been appointed to the Compensation Committee of the Board of Directors.

Mr. Hardy is an independent director under the New York Stock Exchange Listing Standards and our director independence criteria. In accordance with compensation provided to all of our non-employee directors, Mr. Hardy was awarded a one-time new director equity grant of 6,266 deferred shares of common stock, which will vest ratably over three years, subject to Mr. Hardy’s continued service as a director. In addition, Mr. Hardy will receive an annual retainer fee of $125,000 and fees as a Compensation Committee member of $7,500 per year. Such amounts will be paid 50% in cash and 50% in deferred common stock. Each share of deferred common stock entitles a director to receive one share of common stock immediately following such director’s retirement or termination of service from the Board for any reason.

Item 7.01	Regulation FD Disclosure.

Our press release announcing Mr. Hardy’s appointment and Ms. Rosenberg’s retirement described in Item 5.02 above is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: April 3, 2008

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated April 3, 2008 (April 2, 2008)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 2, 2008.